UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2018

Quantum Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13449	94-2665054
(Commission File No.)	(IRS Employer Identification No.)

224 Airport Parkway, Suite 550

San Jose, CA 95110

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 944-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)

On September 14, 2018, the Board of Directors (the “Board”) of Quantum Corporation (the “Company”) concluded that the Company’s previously issued consolidated financial statements and other financial data for the fiscal years ended March 31, 2015, March 31, 2016 and March 31, 2017 contained in its Annual Reports on Form 10-K, and its condensed consolidated financial statements for the quarters and year-to-date periods ended June 30, 2015, September 30, 2015, December 31, 2015, June 30, 2016, September 30, 2016, December 31, 2016, June 30, 2017 and September 30, 2017 contained in its Quarterly Reports on Form 10-Q (collectively, the “Non-Reliance Periods”) should no longer be relied upon because of misstatements described further below. The Board also determined that the Company’s disclosures related to such financial statements and related communications issued by or on behalf of the Company with respect to the Non-Reliance Periods, including management’s assessment of internal control over financial reporting and disclosure controls and procedures, should no longer be relied upon. The determination by the Board was made upon the recommendation of the Audit Committee (the “Audit Committee”) of the Board, as a result of the investigation described below and after consultation with the Company’s management team.

As previously disclosed, the Company received a subpoena from the Securities and Exchange Commission (“SEC”) regarding its accounting practices and internal controls related to revenue recognition for transactions commencing April 1, 2016, which was subsequently revised in discussions with the SEC to include transactions commencing January 1, 2016. In response to the subpoena, the Company has produced certain documents and provided certain information to the Staff of the SEC. Following receipt of the SEC subpoena, as previously disclosed, the Audit Committee began an independent investigation of the Company’s accounting practices and internal control over financial reporting related to revenue recognition for transactions commencing on January 1, 2016 with the assistance of independent advisors. Subsequently, a special committee of the Board (the “Special Committee”) consisting of two members of the Audit Committee undertook to continue the investigation.

The Special Committee has substantially completed and finalized its principal findings with respect to its investigation. The principal findings include a determination that the Company engaged in certain business and sales practices that may undermine the Company’s historical accounting treatment for transactions with several key distributors and at least one end customer. The identified transactions potentially affected by such practices date from at least the fourth quarter of fiscal 2015 through the fourth quarter of fiscal 2018. The Special Committee also found that these business and sales practices may have resulted in the Company recognizing revenue for certain transactions prior to satisfying the criteria for revenue recognition required under U.S. Generally Accepted Accounting Principles (“GAAP”).

The Company has determined that the accounting treatment historically applied by the Company for certain transactions occurring during the Non-Reliance Periods was not appropriate and inconsistent with the business and sales practices identified in the investigation, which resulted in the Company recognizing revenue for those transactions prior to satisfying the criteria for revenue recognition required under GAAP. Revenue recognized prematurely will be recognized in different historical periods or, where the criteria for recognition of revenue under GAAP have not yet been satisfied, may be recorded in future periods upon satisfaction of the criteria required by GAAP. Based on its preliminary analysis, which is subject to change, the Company estimates that: (i) as of September 30, 2017, the end of the last fiscal quarter publicly reported by the Company, there was between approximately $25 million and $35 million of prematurely recognized revenue in the historical periods that may be recognized in periods subsequent to that date upon satisfaction of the criteria required by GAAP; and (ii) as of June 30, 2018, the end of its most recently completed fiscal quarter, there was between approximately $15 million and $25 million of prematurely recognized revenue in the historical periods that may be recognized in future periods upon satisfaction of the criteria required by GAAP. Additionally, other known misstatements will be corrected in connection with the restatement of the Company’s historical financial statements.

The Company’s management has retained separate advisors to assist it with an assessment of the accounting matters related to the Special Committee investigation, including the periods identified by the Special Committee and prior to those covered by the SEC subpoena, including the determination and quantification of misstatements in these periods. This assessment is ongoing, and although sufficient information is available to support the determination made by the Board and discussed above, the Company has not yet made any findings on the specific amounts to be set forth in the restated results.

As the Company had previously reported, the Company has delayed the filing of its Quarterly Report on Form 10-Q for the quarterly periods ended December 31, 2017 and June 30, 2018 (the “Pending 10-Qs”) and its Annual Report on Form 10-K for the fiscal year ended March 31, 2018 (the “2018 Form 10-K”). The Company expects to file its Pending 10-Qs and its 2018 Form 10-K, as well as its restated results as soon as practicable.

In addition, the Company is evaluating the impact of the misstatements described above on its internal control over financial reporting and disclosure controls and procedures, and expects to report one or more material weaknesses in internal control over financial reporting related to this matter and to report that its internal control over financial reporting and disclosure controls and procedures were not effective as of the Non-Reliance Periods, as applicable, as well as in subsequent periods until such material weakness or weaknesses are remediated. The Company has begun to implement, will continue to implement and will continue to evaluate additional remedial measures based on the findings from the investigation.

The Board, the Audit Committee and the Company’s management have discussed the matters disclosed in this Item 4.02 on Form 8-K with the Company’s independent registered public accounting firm.

Item 8.01	Other Events

Going Concern

The Company does not expect its cash and cash equivalents balances for the Non-Reliance Periods and its current cash and cash equivalents balance to be impacted by the matters described in Item 4.02 of this Current Report on Form 8-K. As of August 31, 2018, the Company had an aggregate of $122.4 million outstanding in total debt, including amounts owed under its Term Loan Credit and Security Agreement (as amended, the “Term Loan Agreement”) with TCW Asset Management Company LLC, as agent, and the lender parties thereto, and under its Revolving Credit and Security Agreement (as amended, the “Revolver Agreement”) with PNC Bank, National Association, as agent, and the lender parties thereto. As previously reported by the Company in its Current Report on Form 8-K filed with the SEC on August 29, 2018, the Company recently entered into amendments to the Term Loan Agreement and the Revolver Agreement, which among other items, provided the Company additional financing, established the maturity date for all amounts owed under both the Term Loan Agreement and the Revolver Agreement as January 31, 2019 and requires the Company to comply with certain milestones regarding a potential refinancing or other repayment transaction (a “Refinancing Transaction”).

The Company views the recent amendments to the Term Loan Agreement and the Revolver Agreement as an interim step in its implementation of a comprehensive refinancing package, which it anticipates completing by the end of calendar year 2018 but cannot guarantee its ability to do so. The Company has retained financial advisors to assist its refinancing efforts.

The Company must meet ongoing milestones related to the Refinancing Transaction, some of which are not solely within the Company’s control; and the failure to meet any of these milestones within the specified time period will constitute an event of default under the Term Loan Agreement and the Revolver Agreement. If the Company is unable to meet the required milestones within the time periods prescribed by the Term Loan Agreement and the Revolver Agreement or complete a Refinancing Transaction by January 31, 2019, which is the maturity date for both the Term Loan Agreement and the Revolver Agreement, the Company will be in default under the Term Loan Agreement and the Revolver Agreement and will be unable to meet its obligations to its lenders or to satisfy its other obligations as they come due. As a result of the above and the Company’s current working capital position, there is substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that the Company will be able to satisfy the ongoing milestones within the required time periods or consummate a Refinancing Transaction by January 31, 2019, and even if it does consummate such a transaction, that it will be able to do so on reasonably acceptable terms or on terms that will not be dilutive to stockholders and costly to the Company. Even if the Company is successful in completing a Refinancing Transaction, it may also be required to modify, delay or abandon some of its business plans and investments, which could have a material adverse effect on the Company’s business, operating results and financial condition.

Forward-Looking Statements: This Current Report on Form 8-K contains “forward-looking” statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. The Company advises caution in reliance on forward-looking statements. Forward-looking statements include, without limitation, the consequences and effects of the Special Committee investigation, including on previously announced Company financial results; the Company’s estimates that: (i) as of September 30, 2017, the end of the last fiscal quarter publicly reported by the Company, there was between approximately $25 million and $35 million of prematurely recognized revenue in the historical periods that may be recognized in periods subsequent to that date upon satisfaction of the criteria required by GAAP; and (ii) as of June 30, 2018, the end of its most recently completed fiscal quarter, there was between approximately $15 million and $25 million of prematurely recognized revenue in the historical periods that may be recognized in future periods upon satisfaction of the criteria required by GAAP; the Company’s refinancing plans and anticipated timing of a Refinancing Transaction; as well as its future obligations and covenants. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those implied by the forward-looking statement, including the outcome of the Company’s completion of the quantification and evaluation of the specific impact of the misstatements related to revenue recognition on the Company’s financial results and previously issued financial statements, including the possibility of material adjustments thereto; the discovery of additional and unanticipated information during the procedures required to be completed before the Company is able to file its required reports; the application of accounting or tax principles in an unanticipated manner; the Company’s ability to comply with the covenants and future obligations under the Term Loan Agreement and the Revolver Agreement; the impact of any Refinancing Transaction, including additional dilution to stockholders and costs to the Company; and the Company’s ability to consummate a Refinancing Transaction. See also additional risk factors set forth in the Company’s periodic filings with the SEC, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2017. All forward-looking statements in this Current Report on Form 8-K are based on information available to the Company as of the date of this filing. The Company expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated September 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 14, 2018	QUANTUM CORPORATION (Registrant)

	By:	/s/ Shawn D. Hall
	Name:	Shawn D. Hall
	Title:	Senior Vice President, General Counsel and Secretary